UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2010

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 1, 2010, Penn Virginia GP Holdings, L.P. (the “Partnership”) announced a registered underwritten public offering by Penn Virginia Resource LP Corp. and Penn Virginia Resource GP Corp. (collectively, the “Selling Unitholders”), indirect wholly owned subsidiaries of Penn Virginia Corporation (“Penn Virginia”), of an aggregate of 8,827,429 common units, representing limited partner interests in the Partnership (the “Offering”). The Partnership will not receive any of the net proceeds from the Offering. A copy of the press release announcing the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Contribution Agreement

Immediately prior to the closing of the Offering, Penn Virginia Resource GP Corp. (“PVR GP Corp.”), the Partnership and PVG GP, LLC, the general partner of the Partnership (the “General Partner”), will enter into a contribution agreement (the “Contribution Agreement”) pursuant to which PVR GP Corp. will contribute 100% of the membership interests in the General Partner to the Partnership (the “Contribution”) and the Partnership will be admitted as the sole member of the General Partner.

A copy of the form of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the form of the Contribution Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Amendments to the Partnership’s Agreement of Limited Partnership and the General Partner’s Limited Liability Company Agreement

The board of directors of the General Partner, on its own behalf, approved the amendments to the Partnership’s agreement of limited partnership described below. The board of directors of the General Partner, on behalf of the Partnership, also approved the amendments to the General Partner’s limited liability company agreement described below. The board of directors of the General Partner authorized the appropriate officers of the General Partner to execute both amendments immediately prior to the closing of the Offering.

Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership of the Partnership

Immediately prior to the closing of the Offering, the General Partner will enter into Amendment No. 3 (“Amendment No. 3”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”), which will become effective immediately. Pursuant to the Partnership Agreement, limited partners of the Partnership will have certain rights to nominate for election and to vote in the election of all of the directors of the board of directors of the General Partner, as provided in, and subject to the terms, of the Partnership Agreement. In addition, Penn Virginia and PVR GP Corp. will no longer have the right to appoint any of the directors of the General Partner.

A copy of the form of Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership is attached as Exhibit 3.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the form of Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Second Amended and Restated Limited Liability Company Agreement of the General Partner

Immediately prior to the closing of the Offering, the Partnership, as the sole member of the General Partner, will enter into the Second Amended and Restated Limited Liability Company Agreement of the General Partner (as amended and restated, the “General Partner Agreement”), which will become effective immediately. Pursuant to the General Partner Agreement, the number of directors constituting the board of directors of the General Partner will be five, unless otherwise fixed (at a number greater than three) by the board of directors of the General Partner, and at all times the composition of the board of directors of PVG GP shall include at least three independent directors. The members of the board of directors of the General Partner will be A. James Dearlove, Robert J. Hall, William H. Shea, Jr., John C. van Roden, Jr. and Jonathan B. Weller.

A copy of the form of the Second Amended and Restated Limited Liability Company Agreement of the General Partner is attached as Exhibit 3.2 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the form of the Second Amended and Restated Limited Liability Company Agreement of the General Partner in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Resignation of Certain Directors of the General Partner’s Board of Directors Concurrently with Closing of the Offering

Penn Virginia has advised the Partnership that, concurrently with the closing of the Offering, it will cause all but one of its executive officers who are directors on the board of directors of the General Partner to resign from such board. A. James Dearlove will remain on the board of directors of the General Partner.

Amendment to the Penn Virginia Resource Partners, L.P. Revolving Credit Agreement

Prior to the closing of the Offering, Penn Virginia Resource Partners, L.P. (the “PVR”), PVR Finco LLC (“Finco”) and Finco’s subsidiaries will enter into a Second Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated August 5, 2008, among Finco, the Guarantors (as such term is defined in the Credit Agreement) party thereto, PNC Bank, National Association, as Administrative Agent, and the other Lenders (as such term is defined in the Credit Agreement) party thereto (the “Credit Agreement”).

The Amendment will provide for, among other things, the (i) amendment of the definition of a “Change of Control” under the Credit Agreement, (ii) consent of the Lenders to the Offering and the Contribution and (iii) ability of PVR to issue up to an aggregate of $600,000,000 (including PVR’s previously issued $300 million aggregate principal amount of 8.25% Senior Notes due 2018) in unsecured indebtedness in connection with a senior or subordinated note offering.

A copy of the form of the Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the form of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Intent to Waive Penn Virginia’s Right to Break a Tie Vote of the PVR General Partner’s Board of Directors

Penn Virginia has informed the Partnership, Penn Virginia Resource Holdings Corp., PVR and Penn Virginia Resource GP, LLC, the general partner of PVR (the “PVR General Partner”), that, immediately prior to the closing of the Offering, Penn Virginia will irrevocably waive its right under the Fifth Amended and Restated Limited Liability Company Agreement of the PVR General Partner to break a tie vote of the board of directors of the PVR General Partner.

Risk Factors

As a result of Penn Virginia’s divestiture of its remaining partner interests in the Partnership, the Partnership’s strategic and operational objectives may change.

Prior to the Offering, Penn Virginia beneficially owned all of the membership interests in the General Partner and approximately 22.6% of the Partnership’s common units. After giving effect to the sale of 8,827,429 common units of the Partnership by the Selling Unitholders in the Offering and the contribution to the Partnership by a subsidiary of Penn Virginia of all of the membership interests in the General Partner, Penn Virginia will no longer own, directly or indirectly, any limited partner or general partner interests in the Partnership.

As a result of Penn Virginia’s divestiture of its remaining partner interests in the Partnership, the Partnership’s strategic and operational objectives may change. The Partnership may no longer collaborate with Penn Virginia on acquisitions and other transactions that were mutually beneficial to the respective companies. The Partnership will no longer be in a position to rely on Penn Virginia’s management team and corporate infrastructure as it has in the past. As a result, the Partnership will no longer have access to Penn Virginia’s energy industry expertise

The U.S. Congress is considering legislation that would cause income earned with respect to certain types of partnership interests to be subject to federal income tax in the same manner as fees received for services and such proposed legislation could apply with respect to allocations of income on and dispositions of our common units.

The U.S. Congress is considering legislation that would cause income earned with respect to certain types of partnership interests to be subject to federal income tax in the same manner as fees received for services. Because of the nature of the Partnership’s ownership interests in PVR, the proposed legislation could apply with respect to allocations of income on and dispositions of the Partnership’s common units and could result in the Partnership’s unitholders being liable for increased taxes. Under the proposed legislation, an exception would apply, and therefore the new legislation would not apply and existing tax rules would continue to apply, with respect to dispositions of the Partnership’s common units by individuals who do not (and whose family members do not) perform services for the Partnership or PVR. It is unclear, however, whether this exception would apply to dispositions by partnerships, S corporations, trusts and estates. The Partnership is unable to predict whether any of these changes or other proposals will ultimately be enacted. Any such changes could negatively impact the value of an investment in the Partnership’s common units.

The Patient Protection and Affordable Care Act of 2010, as amended, is scheduled to impose a 3.8% Medicare tax on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012.

        The recently enacted Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, is scheduled to impose a 3.8% Medicare tax on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder’s allocable share of the Partnership’s income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder’s net investment income or (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

and relationships and corporate support services. These changes could affect the Partnership’s strategic and operational objectives, its results of operations and cash available for distribution.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Form of Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Penn Virginia GP Holdings, L.P.

3.2	Form of Second Amended and Restated Limited Liability Company Agreement of PVG GP, LLC.

10.1	Form of Contribution Agreement by and among Penn Virginia Resource GP Corp., Penn Virginia GP Holdings, L.P. and PVG GP, LLC.

10.2	Form of Second Amendment to Amended and Restated Credit Agreement by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.

99.1	Press Release dated June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2010

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC,
its general partner

By:	/S/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative
Officer and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Form of Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Penn Virginia GP Holdings, L.P.

3.2	Form of Second Amended and Restated Limited Liability Company Agreement of PVG GP, LLC.

10.1	Form of Contribution Agreement by and among Penn Virginia Resource GP Corp., Penn Virginia GP Holdings, L.P. and PVG GP, LLC.

10.2	Form of Second Amendment to Amended and Restated Credit Agreement by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.

99.1	Press Release dated June 1, 2010.